UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

]

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2010

Petroleum Development Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

1775 Sherman Street, Suite 3000, Denver, Colorado 80203
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 303-860-5800 no change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.
Item 8.01.  Other Events.

Petroleum Development Corporation (the “Company”) entered into agreements with an unaffiliated company (“Seller”), whereby the Company will acquire from Seller various producing assets located primarily in the Wolfberry oil trend in West Texas (the “Wolfberry Assets”).  In exchange for these assets, the Company will pay Seller $45 million in cash and transfer to Seller the Company’s Michigan natural gas assets, except for the Company’s Utica Shale rights.  The Michigan assets are valued by Seller at $30 million.  The acquisition is subject to normal contingencies to closing.  The Company anticipates that closing will occur on or about July 30, 2010 and will have an effective date of May 1, 2010.

The Wolfberry Assets are located in the Permian Basin and include approximately 8,300 undeveloped net acres located primarily in Midland, Ector, Martin and Andrews Counties.  The Company anticipates that approximately 70% of the reserves will be crude oil.  The Company has identified over 120 Wolfberry oil drilling locations on 40 acre spacing.  The acquired assets contain multiple oil producing zones, including the Ellenberger, Strawn, and Fusselman.

The Company plans to fund the cash portion of the acquisition with drawings under its existing credit facility.

Information included in this report, and in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (The Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.

The press release furnished as Exhibit 99.1 to this report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act.  Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.  As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.  Except as required by law, we disclaim any obligation to publicly update or revise forward looking statements after the date of this report to conform them to actual results.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit

99.1           Press Release dated May 20, 2010, Announcing Wolfberry Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

Date:  May 20, 2010

By	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and Chief Executive Officer